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                     ANCHOR NATIONAL LIFE INSURANCE COMPANY

                          VARIABLE ANNUITY ACCOUNT FIVE
              (PORTION RELATING TO SEASONS SELECT VARIABLE ANNUITY)

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       SUPPLEMENT TO THE SEASONS SELECT PROSPECTUS DATED DECEMBER 29, 1999



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The following change applies to page 19 of the prospectus under the heading
DOLLAR COST AVERAGING. The fifth paragraph from the top of the page is replaced with the following:

     Transfers under the DCA program count against your fifteen (15) free transfers per year. However, transfers resulting from a termination of this program do not count towards your fifteen free transfers.

Furthermore, please note that any reference throughout the profile or the prospectus on any given page referring to "four (4) free transfers" have been changed to "fifteen (15) free transfers".

Date:  January 12, 2000

PLEASE KEEP THIS SUPPLEMENT WITH YOUR PROSPECTUS